CYBERONICS, INC.

(A Delaware corporation)

$125,000,000

3% Senior Subordinated Convertible Notes due 2012

PURCHASE AGREEMENT

Dated: September 21, 2005

Table of Contents

Table of Contents

Page

SECTION 1 Representations and Warranties.

(a)	Representations and Warranties by the Company

(b)	Officer’s Certificates

SECTION 2 Sale and Delivery to Initial Purchaser; Closing.

(a)	Initial Securities

(b)	Option Securities

(c)	Payment

(d)	Denominations; Registration

SECTION 3 Covenants of the Company

(a)	Offering Memorandum

(b)	Notice and Effect of Material Events

(c)	Amendments to Offering Memorandum and Supplements

(d)	Qualifications of Securities for Offer and Sale

(e)	DTC

(f)	Use of Proceeds

(g)	Listing on Securities Exchange

(h)	Restriction on Sale of Convertible Securities and Common Stock

(i)	Restriction on Sale of Securities

(j)	Stabilization and Manipulation

(k)	PORTAL Designation

(l)	Reporting Requirements

(m)	Reservation of Shares of Common Stock

(n)	Registration Rights Agreement

(o)	Qualification Under the Trust Indenture Act

(p)	No Advisory or Fiduciary Relationship

SECTION 4 Payment of Expenses.

(a)	Expenses

(b)	Termination of Agreement

SECTION 5 Conditions of Initial Purchaser’s Obligations

(a)	Opinion of Counsel for Company

(b)	Opinion of Internal Counsel for Company

(c)	Opinion of Internal IP Counsel for Company

(d)	Opinion of Counsel for Initial Purchaser

(e)	Officers’ Certificate

(f)	Accountant’s Comfort Letter

(g)	Bring-down Comfort Letter

(h)	Lock-up Agreements

(i)	Indenture and Registration Rights Agreement

(j)	Rating

(k)	Conditions to Purchase of Option Securities

(l)	PORTAL Market

(m)	Additional Documents

(n)	Termination of Agreement

SECTION 6 Subsequent Offers and Resales of the Securities.

(a)	Offer and Sale Procedures

(b)	Covenants of the Company

(c)	Qualified Institutional Buyer

SECTION 7 Indemnification.

(a)	Indemnification of the Initial Purchaser

(b)	Indemnification of Company

(c)	Actions Against Parties; Notification

(d)	Settlement without Consent if Failure to Reimburse

SECTION 8 SECTION 9 SECTION 10	Contribution Representations, Warranties and Agreements to Survive Delivery Termination of Agreement

(a)	Termination; General

(b)	Liabilities

SECTION 11 SECTION 12 SECTION 13 SECTION 14 SECTION 15 SECTION 16 SECTION 17 SECTION 18 SECTION 19	Default by the Company Notices Parties Governing Law Counterparts Effect of Headings Time Counterparts Waiver of Jury Trial

SCHEDULES

Schedule A — Cyberonics, Inc. – 3% Senior Subordinated Convertible Notes Due 2012

Schedule B Schedule C	- -	List of Persons subject to Lock-up Schedule of Insurance

EXHIBITS Exhibit A Exhibit B-1 Exhibit B-2 Exhibit C Exhibit D	- - - - -	Form of Opinion of Company’s Counsel Form of Opinion of Company’s Internal Counsel Form of Opinion of Company’s Internal IP Counsel Form of Lock-up Letter Form of Registration Rights Agreement

CYBERONICS, INC.

(A Delaware corporation)

$125,000,000

3% Senior Subordinated Convertible Notes due 2012

PURCHASE AGREEMENT

September 21, 2005

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

Cyberonics, Inc., a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch” or the “Initial Purchaser”), with respect to (i) the issue and sale by the Company and the purchase by the Initial Purchaser of $125,000,000 aggregate principal amount of the Company’s 3% Senior Subordinated Convertible Notes due 2012 (the “Notes”), and (ii) the grant by the Company to the Initial Purchaser of the option described in Section 2(b) hereof to purchase all or any part of an additional $18,750,000 aggregate principal amount of Notes. The aforesaid $125,000,000 aggregate principal amount of Notes (the “Initial Securities”) to be purchased by the Initial Purchaser and all or any part of the $18,750,000 aggregate principal amount of Notes subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities”. The Securities are to be issued pursuant to an indenture, to be dated as of the Closing Time (as defined in Section 2(c) hereof) (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Securities are convertible, subject to certain conditions, at the option of the holder prior to maturity into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) in accordance with the terms of the Securities and the Indenture, as described in Schedule A attached hereto. Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(c) hereof), among the Company, the Trustee and DTC (the “DTC Agreement”).

The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchaser may initially resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchaser and offered and resold by the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the “Commission”).

It is also understood and acknowledged that holders (including subsequent transferees) of the Securities and the shares of Common Stock issuable upon the conversion thereof will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”), to be dated as of Closing Time (as defined in Section 2(c) hereof), substantially in the form attached hereto as Exhibit D. Pursuant to the Registration Rights Agreement, the Company will agree (i) to file with the Commission, a registration statement on the appropriate form under the 1933 Act relating to the resale of the Securities and the shares of Common Stock issuable upon the conversion thereof by certain holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Act (the “Shelf Registration Statement”) and (ii) to use its best efforts to cause any such Shelf Registration Statement to be declared effective.

The Company has prepared and delivered to the Initial Purchaser copies of a preliminary offering memorandum dated September 19, 2005 (the “Preliminary Offering Memorandum”) and has prepared and will deliver to the Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated September 21, 2005 (the “Final Offering Memorandum”) to be used by the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities.

All references in this Agreement to financial statements and schedules and other information which is “given,” “discussed,” “contained,” “included,” “stated” or “described” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Offering Memorandum.

SECTION 1 Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Initial Purchaser as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Initial Purchaser, as follows:

(i) Offering Memorandum. The Preliminary Offering Memorandum and the Final Offering Memorandum as of their respective dates do not, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) will not, include an untrue statement of a material fact or omit to state a material fact (except, in the case of the Preliminary Offering Memorandum, for pricing and other financial terms intentionally left blank) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchaser for use in the Offering Memorandum.

(ii) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission including those portions of the Company’s most recent definitive proxy statement on Schedule 14A incorporated therein, each Quarterly Report on Form 10-Q and each Current Report of the Company on Form 8-K, filed with the Commission since the end of the fiscal year to which such Annual Report relates (excluding that Form 8-K filed on August 19, 2005). The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and did not and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued and at the Closing Time (and, if any Option Securities are purchased, at Date of Delivery), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules incorporated by reference in the Offering Memorandum are independent public accountants with respect to the Company within the meaning of Regulation S-X under the 1933 Act.

(iv) Financial Statements. The financial statements included in the Offering Memorandum, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and Cyberonics Europe, S.A. (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Other than the Subsidiaries, there are no other subsidiaries of the Company with any assets, operations or any significant liabilities.

(viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee (assuming due authorization thereof by the Trustee), shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Company has full corporate power and authority to enter into the Indenture.

(xi) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been authorized by the Company and, when executed and delivered by the Company and the Initial Purchaser (assuming due authorization thereof by the Initial Purchaser), shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(xii) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time (or, if any Option Securities are being purchased, at the Date of Delivery), shall have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be substantially in the form contemplated by, and entitled to the benefits of, the Indenture. The Company has full corporate power and authority to issue, sell and deliver the Securities to be sold by it to the Initial Purchaser as provided herein and therein.

(xiii) Description of the Securities, the Indenture and the Registration Rights Agreement. As of the Closing Time, the terms and conditions of the Securities, the Indenture, the Registration Rights Agreement and the rights, preferences and privileges of the capital stock of the Company, including the shares of Common Stock issuable on conversion of the Securities, shall conform in all material respects to the respective statements thereto contained in the Offering Memorandum.

(xiv) Authorization and Description of Common Stock. The Common Stock conforms in all material respects to the description thereof set forth in the Offering Memorandum, or any document incorporated by reference therein. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities shall be convertible at the option of the holder thereof into shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Securities, shall be validly issued and shall be fully paid and non-assessable; the issuance of such shares upon such conversion shall not be subject to the preemptive or other similar rights of any securityholder of the Company; and, to the Company’s knowledge, no holder of such shares shall be subject to personal liability by reason of being such a holder. All corporate action required to be taken by the Company for the issuance and delivery of the shares of Common Stock issuable upon conversion of the Securities has been duly and validly taken by the Company. The Company has authorized and has reserved and covenants to continue to reserve free of any preemptive rights or similar rights, a sufficient number of authorized but reserved shares of Common Stock to satisfy the conversion rights of the Securities. Except as set forth in the Offering Memorandum or the documents incorporated by reference in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company.

(xv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated hereby or thereby and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, vendors, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xvii) Absence of Proceedings. Except for those disclosed in the Company’s filings with the Commission, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xviii) Accuracy of Exhibits. There are no contracts or documents which are required to be filed as exhibits to documents incorporated by reference in the Offering Memorandum which have not been so filed as required.

(xix) Absence of Manipulation. Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”) over which the Company has control has taken, nor shall the Company or any such Affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xx) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company except such as have been already obtained or as may be required under state securities laws.

(xxii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiv) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv) Environmental Laws. Except as described in the Offering Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered by the Company under the 1933 Act.

(xxvii) Similar Offerings. Neither the Company nor any of its Affiliates, has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

(xxviii) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and (except for the shares of Common Stock into which they are convertible) will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

(xxix) No General Solicitation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchaser or any of its Affiliates, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act Regulations.

(xxx) No Registration Required. Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 2 hereof and the procedures set forth in Section 6 hereof and its other covenants and agreements set forth herein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

(xxxi) ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur material liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xxxii) No Unlawful Payments. To the Company’s knowledge, neither the Company nor any director, officer, or employee of the Company, has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or (b) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxiii) No Brokerage Commission; Finder’s Fee. To the Company’s knowledge, except as disclosed in the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xxxiv) Reporting Company. The Company is subject to the reporting requirements of Section 13 of the 1934 Act.

(xxxv) Suppliers. No supplier to the Company has ceased shipments to the Company or indicated an interest in decreasing or ceasing its sales to the Company or otherwise modifying its relationship with the Company, other than in the normal and ordinary course of business consistent with past practices in a manner which would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxxvi) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act, the 1934 Act or the rules and regulations promulgated thereunder to be described in the Offering Memorandum or the documents incorporated by reference in the Offering Memorandum which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Offering Memorandum or the documents incorporated by reference in the Offering Memorandum. The Company has not, in violation of Section 402 of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(xxxvii) Listing of Common Stock. The Company’s Common Stock is registered pursuant to Section 12(g) of the 1934 Act and is listed on the Nasdaq National Market (“NASDAQ”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing.

(xxxviii) Accounting Controls and Disclosure Controls. (A) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(B) The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934 (the “1934 Act”) is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxix) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xl) Payment of Taxes. All United States federal, state and local income and franchise tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2004 have been settled and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xli) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance as described in Schedule C attached hereto, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xlii) Statistical and Market-Related Data. Any statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources.

(xliii) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xliv) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xlv) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

SECTION 2 Sale and Delivery to Initial Purchaser; Closing.

(a) Initial Securities. On the basis of the representations, warranties and agreements contained herein and subject to the terms and conditions set forth herein, the Company agrees to sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Company, at the price set forth in Schedule A attached hereto, $125,000,000 aggregate principal amount of Notes.

(b) Option Securities. In addition, on the basis of the representations, warranties and agreements contained herein and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Initial Purchaser to purchase up to an additional $18,750,000 aggregate principal amount of Option Securities at the same price per Security set forth in Schedule A attached hereto for the Initial Securities. The option hereby granted will expire 13 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Initial Purchaser to the Company setting forth the number of Option Securities as to which it is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Initial Purchaser, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, the Initial Purchaser will purchase that amount of the aggregate principal amount of Option Securities that it elected to purchase upon exercise of the option.

(c) Payment. Payment of the purchase price for, and delivery of one or more global certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling LLP, 1080 Marsh Road, Menlo Park, CA 94025, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, at 10:00 A.M. (New York time) / 7:00 A.M. (California time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchaser and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchaser, payment of the purchase price for, and delivery of one or more global certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, on each Date of Delivery as specified in the notice from the Initial Purchaser to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Initial Purchaser of certificates for the Initial Securities or the Option Securities, if any to be purchased by it.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Initial Purchaser may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be; provided that any Securities in global form will be registered in the name of Cede & Co. The certificates representing the Initial Securities and the Option Securities, if any, will be made available for examination by the Initial Purchaser in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3 Covenants of the Company. The Company covenants with the Initial Purchaser as follows:

(a) Offering Memorandum. The Company, as promptly as possible, shall furnish to the Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum and the Final Offering Memorandum (and any amendments and supplements thereto) and any documents incorporated by reference therein as the Initial Purchaser may reasonably request, which Preliminary Offering Memorandum and Final Offering Memorandum shall be in form and substance reasonably satisfactory to the Initial Purchaser.

(b) Notice and Effect of Material Events. The Company shall immediately notify the Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities by the Initial Purchaser with any securities exchange or any other securities regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchaser as evidenced by a notice from the Initial Purchaser to the Company in writing, any material changes in or events affecting the condition, financial or otherwise, or the earnings, business or business prospects of the Company which (i) make any statement in the Offering Memorandum (or any amendment or supplement) false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchaser or counsel for the Initial Purchaser, to amend or supplement the Preliminary Offering Memorandum or Final Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company shall forthwith amend or supplement the Offering Memorandum by preparing and furnishing to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Offering Memorandum shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

(c) Amendments to Offering Memorandum and Supplements. The Company shall advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum (including an amendment by filing a document with the Commission which is incorporated by reference in the Offering Memorandum) and shall not effect any such amendment or supplement without the consent of the Initial Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned. Neither the consent of the Initial Purchaser, nor the delivery by the Initial Purchaser of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(d) Qualifications of Securities for Offer and Sale. The Company shall use its reasonable best efforts, in cooperation with the Initial Purchaser, to qualify the Securities and the shares of Common Stock issuable upon conversion of Securities for offering and sale under the applicable securities laws of such states and other jurisdictions, domestic or foreign, as the Initial Purchaser may designate and will maintain such qualification in effect as long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company shall also supply the Initial Purchaser with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Initial Purchaser may request.

(e) DTC. The Company shall cooperate with the Initial Purchaser and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC and shall comply with all of the terms and conditions set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for book-entry transfer.

(f) Use of Proceeds. The Company shall use the net proceeds received by it from the sale of the Securities in the manner indicated in the Offering Memorandum under “Use of Proceeds.”

(g) Listing on Securities Exchange. The Company shall use its reasonable best efforts to cause all shares of Common Stock issuable upon conversion of the Securities to be listed on the NASDAQ or listed on a “national securities exchange” registered under Section 6 of the 1934 Act on which shares of its Common Stock are then listed.

(h) Restriction on Sale of Convertible Securities and Common Stock. During a period of 90 days from the date of the Offering Memorandum, the Company shall not, without the prior written consent of the Initial Purchaser, (i) directly or indirectly, offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or for the sale of, lend or otherwise transfer or dispose of, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or the Common Stock to be delivered upon conversion thereof, (B) the resale registration statement to be filed by the Company pursuant to the Registration Rights Agreement relating to the resale of the Securities and the shares of Common Stock or any other registration statement filed pursuant to registration rights described in the Offering Memorandum or (C) the Common Stock to be issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation benefit plans existing in effect as of the date hereof.

(i) Restriction on Sale of Securities. During a period of 90 days from the date of the Final Offering Memorandum, the Company shall not, without the prior written consent of the Initial Purchaser, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise transfer or dispose of, any other debt securities of the Company, or securities of the Company that are convertible into, or exchangeable for, the Notes or such other debt securities. Notwithstanding the foregoing, if (A) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (B) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this Section 3(i) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(j) Stabilization and Manipulation. The Company has not taken and shall not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities. Except as permitted by the 1933 Act, the Company shall not distribute any prospectus, offering memorandum or any other offering materials other than the Offering Memorandum in connection with the offer and sale of the Securities.

(k) PORTAL Designation. The Company shall use its best efforts to permit the Securities to be designated as PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to the PORTAL Market.

(l) Reporting Requirements. Until the offering of the Securities is complete the Company shall file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m) Reservation of Shares of Common Stock. The Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of Common Stock upon conversion of the Securities.

(n) Registration Rights Agreement. The Company agrees to enter into and comply with all the terms and conditions of the Registration Rights Agreement.

(o) Qualification Under the Trust Indenture Act. The Company agrees that simultaneously with any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be required, the Indenture shall be qualified under the 1939 Act and any necessary supplemental indentures will be entered into in connection therewith.

(p) No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchaser, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Initial Purchaser has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Company on other matters) and the Initial Purchaser has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Initial Purchaser and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 4 Payment of Expenses.

(a) Expenses. The Company shall pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchaser and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated by reference therein) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchaser of this Agreement, the Indenture, the Securities, the Registration Rights Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities or the issuance or delivery of the Common Stock issuable upon conversion thereof, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchaser and the certificates for the Common Stock issuable upon conversion thereof, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchaser, the issuance and delivery of the Common Stock issuable upon conversion thereof and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities and the shares of Common Stock issuable upon conversion of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) any fees of the NASD in connection with the Securities, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Company, and that portion of the cost of aircraft and other transportation chartered in connection with the road show attributable to officers of the Company, (ix) the fees and expenses of any transfer agent or registrar for the Common Stock, (x) any fees payable in connection with the rating of the Securities, and (xi) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.

(b) Termination of Agreement. If this Agreement is terminated by the Initial Purchaser in accordance with the provisions of Section 5 hereof or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchaser for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchaser.

SECTION 5 Conditions of Initial Purchaser’s Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Opinion of Counsel for Company. At the Closing Time, the Initial Purchaser shall have received the favorable opinion, dated as of the Closing Time, of Vinson & Elkins LLP, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchaser to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Initial Purchaser may reasonably request.

(b) Opinion of Internal Counsel for Company. At the Closing Time, the Initial Purchaser shall have received the favorable opinion, dated as of the Closing Time, of David S. Wise, General Counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchaser to the effect set forth in Exhibit B-1 hereto and to such further effect as counsel to the Initial Purchaser may reasonably request.

(c) Opinion of Internal IP Counsel for Company. At the Closing Time, the Initial Purchaser shall have received the favorable opinion, dated as of the Closing Time, of Timothy Scott, internal intellectual property counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchaser to the effect set forth in Exhibit B-2.

(d) Opinion of Counsel for Initial Purchaser. At the Closing Time, the Initial Purchaser shall have received the favorable opinion, dated as of the Closing Time, of Shearman & Sterling LLP, counsel for the Initial Purchaser in form and substance satisfactory to the Initial Purchaser. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Initial Purchaser. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchaser shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Initial Purchaser shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Initial Purchaser containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

(g) Bring-down Comfort Letter. At the Closing Time, the Initial Purchaser shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) Lock-up Agreements. On or prior to the date of this Agreement, the Initial Purchaser shall have received an agreement substantially in the form of Exhibit C attached hereto signed by the persons listed on Schedule B attached hereto.

(i) Indenture and Registration Rights Agreement. At or prior to the Closing Time, each of the Company and the Trustee shall have executed and delivered the Indenture, and the Company and the Initial Purchaser shall have executed and delivered the Registration Rights Agreement.

(j) Rating. Since the date of this Agreement, there shall not have occurred a downgrading in the rating, if any, assigned to the Securities or any of the Company’s other debt securities by any “nationally recognized statistical rating agency” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company’s other debt securities.

(k) Conditions to Purchase of Option Securities. In the event that the Initial Purchaser exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the obligations of the Initial Purchaser to purchase such Option Securities is subject to the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Initial Purchaser shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinion of Vinson & Elkins LLP, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchaser, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a) hereof.

(iii) Opinion of Internal Counsel for Company. The favorable opinion of David S. Wise, General Counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchaser, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Opinion of Internal IP Counsel for Company. The favorable opinion of Timothy Scott, internal intellectual property counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchaser, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Opinion of Counsel for Initial Purchaser. The favorable opinion of Shearman & Sterling LLP, counsel for the Initial Purchaser, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi) Bring-down Comfort Letter. A letter from KPMG LLP, in form and substance satisfactory to the Initial Purchaser and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Initial Purchaser pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

(l) PORTAL Market. At the Closing Time, the Securities and the Common Stock issuable upon conversion of the Securities shall have been designated for trading on PORTAL.

(m) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Initial Purchaser shall have been furnished with such documents, certificates and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

(n) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the Initial Purchaser to purchase the relevant Option Securities on such Date of Delivery, may be terminated by the Initial Purchaser by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 6 Subsequent Offers and Resales of the Securities.

(a) Offer and Sale Procedures. Each of the Initial Purchaser and the Company hereby covenant and agree to observe the following procedures in connection with the offer and sale of the Securities:

(i) Offers and Sales to Qualified Institutional Buyers. Offers and sales of the Securities shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act (“Qualified Institutional Buyers”). The Initial Purchaser understands that the Securities have not been, and, except as required by the Registration Rights Agreement, will not be, registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from the registration requirements of the 1933 Act.

(ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) shall be used in the United States in connection with the offering or sale of the Securities.

(iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of Securities acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the Initial Purchaser, be a Qualified Institutional Buyer.

(iv) Subsequent Purchaser Notification. The Initial Purchaser shall take reasonable steps to inform, and cause each of its United States Affiliates to take reasonable steps to inform, persons acquiring Securities from the Initial Purchaser or its affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) in accordance with Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (3) pursuant to another available exemption from registration under the 1933 Act.

(v) Restriction on Transfer. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the caption “Notice To Investors,” including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchaser.

(vi) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security shall be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.

(b) Covenants of the Company. The Company covenants with the Initial Purchaser as follows:

(i) Integration. The Company agrees that it shall not and shall cause its Affiliates over which it exercises control not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company or any such Affiliate thereof of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer and sale would render invalid (for the purpose of (A) the sale of the offered Securities by the Company to the Initial Purchaser, (B) the resale of the offered Securities by the Initial Purchaser to Subsequent Purchasers, or (C) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

(ii) Rule 144A Information. The Company agrees that, in order to render the offered Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the offered Securities (or shares of Common Stock issuable upon conversion thereof) remain outstanding and are “restricted securities” within the meaning of Rule 144 under the 1933 Act, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(iii) Restriction on Purchases. Until the expiration of two years after the original issuance of the offered Securities or the Delivery Date, if later, the Company shall not, and shall cause its Affiliates over which it exercises control not to, purchase or agree to purchase or otherwise acquire any offered Securities or the Shares of Common Stock issuable upon conversion thereof which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent on behalf of and for the account of customers in the ordinary course of business as a securities broker in unsolicited broker’s transactions).

(c) Qualified Institutional Buyer. The Initial Purchaser represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer.

SECTION 7 Indemnification.

(a) Indemnification of the Initial Purchaser. The Company agrees to indemnify and hold harmless the Initial Purchaser, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement in the Preliminary Offering Memorandum or Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Offering Memorandum (or any amendment or supplement thereto); provided further that the Company shall not be liable to the Initial Purchaser with respect to any Preliminary Offering Memorandum to the extent that any such loss, liability, claim, damage or expense resulted from the fact that the Initial Purchaser sold Securities to a person to whom the Initial Purchaser failed to send or give, at or prior to the Closing Time, a copy of the Final Offering Memorandum, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Initial Purchaser, and the loss, liability, claim, damage or expense of the Initial Purchaser resulted from an untrue statement or omission of a material fact contained in or omitted from the Preliminary Offering Memorandum which was corrected in the Final Offering Memorandum as, if applicable, amended or supplemented prior to the Closing Time and (ii) furnishing such Final Offering Memorandum by the Closing Time to the party or parties asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person.

(b) Indemnification of Company. The Initial Purchaser agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of, any untrue statements or alleged untrue statement in the Preliminary Offering Memorandum or Final Offering Memorandum (or any amendment or supplement thereto) or the omission or any alleged omission therefrom, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Initial Purchaser; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Company), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above.

; provided, however, that the Initial Purchaser’s indemnification obligations under this Section 7(b) apply only to any untrue statement, alleged untrue statement, omission or alleged omission which was made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Offering Memorandum.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Initial Purchaser, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 hereof or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

SECTION 8 Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchaser, bear to the aggregate initial public offering price of the Securities.

The relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Initial Purchaser’s Affiliates and selling agents shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 9 Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchaser or its Affiliates, or selling agents, any person controlling the Initial Purchaser or any person controlling the Company (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) or, its officers or directors and (ii) delivery of payment for the Securities.

SECTION 10 Termination of Agreement.

(a) Termination; General. The Initial Purchaser may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or acts of terrorism involving the United States, a declaration of a national emergency or war by the United States or if there shall have been any other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or NASDAQ, or if trading generally on the American Stock Exchange or the New York Stock Exchange or NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof; provided further that Sections 1, 7, 8 and 9 of this Agreement shall survive such termination and remain in full force and effect.

SECTION 11 Default by the Company. If the Company shall fail at the Closing Time or at the Date of Delivery to sell the aggregate principal amount of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 7, 8 and 9 of this Agreement shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect of such default.

SECTION 12 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be directed to the Initial Purchaser at North Tower, World Financial Center, New York, New York 10281-1201, attention of Investment Banking Counsel, with a copy to Bruce Czachor, Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022; and notices to the Company shall be directed to it at 100 Cyberonics Blvd., Cyberonics Building, Houston, Texas 77058, attention of General Counsel.

SECTION 13 Parties. This Agreement shall each inure to the benefit of and be binding upon each of the Initial Purchaser and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 14 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS ENTERED INTO AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

SECTION 15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 16 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 17 Time. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN.

SECTION 18 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, shall become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.

Very truly yours,

CYBERONICS, INC.

By:     /S/
Name: David S. Wise
Title: Secretary

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:     /S/

Name: Edmund D. Baxter
Title: Director

SCHEDULE A

CYBERONICS, INC.

3% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2012

(i) The initial issue price of the Securities shall be 100% of the principal amount thereof.

(ii) The purchase price to be paid by the Initial Purchaser for the Initial Securities shall be 97.0% of the principal amount thereof.

(iii) Cash interest on the Securities at the rate of 3.0% per annum on the principal amount shall be payable semiannually in arrears on March 27 and September 27 of each year, beginning on March 27, 2006.

(iv) The Securities shall be convertible in certain circumstances set forth in the Offering Memorandum into shares of Common Stock at an initial conversion price of $41.50 per share (equivalent to an initial conversion rate of 24.0964 shares of Common Stock per $1,000 principal amount of the Securities).

(v) The Securities will mature on September 27, 2012.

SCHEDULE B

LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

Directors

Robert P. Cummins
Stanley H. Appel, M.D.
Tony Coelho
Guy C. Jackson
Alan J. Olsen
Michael J. Strauss, M.D., M.P.H.
Reese S. Terry, Jr.
Kevin S. Moore

Executive Officers

Robert P. Cummins
Pamela B. Westbrook
Michael A. Cheney
W. Steven Jennings
Shawn P. Lunney
George Parker
Richard L. Rudolph
Randal L. Simpson
Alan D. Totah
David S. Wise

SCHEDULE C

SCHEDULE OF INSURANCE

Please see attached.EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(a)

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The Company has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

3. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction listed on Exhibit A to this opinion.

4. Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

5. The authorized capital stock of the Company is as set forth in the Offering Memorandum in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum).

6. The Purchase Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company.

7. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

8. The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and issued and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

9. The issuance of the shares of Common Stock of the Company upon conversion of the Securities (the “Conversion Shares”) is not subject to the preemptive or other similar rights of any securityholder of the Company to subscribe for or to purchase any shares of Common Stock pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, and which agreement or instrument is included as an exhibit filed pursuant to Item 610(b)(4) and Item 601(b)(10) of Regulation S-K to the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2005, or which, as certified by the Company to us, would be required to be filed as such an exhibit if the Company were filing an Annual Report on Form 10-K on the date hereof.

10. The Conversion Shares have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action; such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable and no holder of such Common Stock is or will be subject to personal liability by reason of being such a holder.

11. The statements in the Offering Memorandum under the captions “Description of Notes” (other than the subsection “—Form, Denomination and Registration”), “Description of Capital Stock,” and “Material United States Federal Income Tax Considerations” insofar as such statements purport to summarize provisions of law, of legal matters, or purport to summarize certain provisions of the Securities, the Conversion Shares, or the documents referred to therein, have been reviewed by us and are accurate in all material respects.

12. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than under the 1933 Act and the 1933 Act Regulations, or as may be required under the securities or blue sky laws of the various jurisdictions in which the Securities will be offered or sold, as to which we need express no opinion) is necessary or required to be obtained or taken by the Company which has not been obtained or taken and is not in full force and effect, to authorize or in connection with the due authorization, execution and delivery of the Purchase Agreement, the Indenture , the Registration Rights Agreement or the DTC Agreement, by the Company or for the offering, issuance, sale or delivery of the Securities by the Company to the Initial Purchaser or the resale by the Initial Purchaser in accordance with the terms of the Purchase Agreement and the issuance of shares of Common Stock upon conversion of Securities or the consummation by the Company of the transactions contemplated thereby

13. Assuming the accuracy of the representations and warranties of the Company and the Purchaser as to matters of fact contained in the Purchase Agreement and the performance by them of the agreements contained therein, it is not necessary in connection with the offer, a sale and initial resale of the Securities or the issuance of shares of Common Stock upon conversion of the Securities, each in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Notes under the Act or to qualify the Indenture under the Trust Indenture Act.

14. The execution, delivery and performance of the Purchase Agreement, the DTC Agreement, the Indenture, the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Purchase Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xv) of the Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations; provided, however, we express no opinion in this Paragraph      as to securities or other anti-fraud laws.

15. The Company is not required, and upon the issuance and sale of the Securities and the application of the net proceeds therefrom, as described in the Offering Memorandum, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

16. The Rights under the Company’s Shareholder Rights Plan to which holders of the Securities (in respect of the Conversion Shares) will be entitled have been duly authorized.

The opinions set forth above are limited in all respects to matters of the laws of the State of Texas, the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America.

We have participated in conferences with officers and other representatives of the Company and the Purchasers, with representatives of counsel of the Company and with representatives of the Company’s independent accountants at which the contents of the Offering Memorandum and related matters were discussed, and, although we did not independently verify such information, are not passing upon, and do not assume any responsibility for and express no opinion regarding (except as expressly provided in paragraph 5 above) the accuracy, completeness or fairness of the statements contained or incorporated by reference in, the Offering Memorandum, based on the participation described above, no facts have come to our attention that have caused us to believe that the Offering Memorandum, as of its date or the date hereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not express any view, belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, including the related notes and schedules thereto and the auditors’ reports thereon, and other financial and accounting information contained or incorporated by reference therein or excluded therefrom.

The foregoing opinions and the statements in the paragraph immediately above are being furnished only to you solely for your benefit in connection with the closing under the Purchase Agreement occurring today and, except with our prior written consent, are not to be used, circulated, quoted, published or otherwise referred to or disseminated for any other purpose or relied upon by any other person or entity.

The foregoing opinions will be subject to customary exceptions, qualifications and assumptions.

In rendering such opinions, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

EXHIBIT B-1

FORM OF OPINION OF COMPANY’S INTERNAL COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

1. To my knowledge, and except as disclosed in the Offering Memorandum including those documents incorporated by reference, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company is a party, or to which the property of the Company is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

2. The execution, delivery and performance of the Purchase Agreement, the DTC Agreement, the Indenture, the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Purchase Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xv) of the Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations.

3. The following statements, to the extent they describe federal or Texas state laws or regulations, set forth in the Company’s Offering Memorandum the first three sentences under the caption “Risk Factors – Risks Related to Our Business – Patient confidentiality and federal and state privacy laws and regulations may adversely impact our patient pull-through selling model,”; the first and fifth sentences under the caption “Risk Factors – Risks Related to Our Business – We are subject to federal and state laws governing our sales and marketing practices, and failure to adhere to these laws could result in substantial fines and other penalties,” and “Business – Third-Party Reimbursement,” and “Business – Government Regulation,” are accurate summaries of the provisions purported to be summarized under such captions in the Offering Memorandum.

The opinions set forth above are limited in all respects to matters of the laws of the State of Texas, the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America.

I have participated in conferences with officers and other representatives of the Company and the Purchasers, with representatives of counsel of the Company and with representatives of the Company’s independent accountants at which the contents of the Offering Memorandum and related matters were discussed, and, although I did not independently verify such information, are not passing upon, and do not assume any responsibility for and express no opinion regarding (except as expressly provided in paragraph 5 above) the accuracy, completeness or fairness of the statements contained or incorporated by reference in, the Offering Memorandum, based on the participation described above, no facts have come to our attention that have caused us to believe that the Offering Memorandum, as of its date or the date hereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. I do not express any view, belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, including the related notes and schedules thereto and the auditors’ reports thereon, and other financial and accounting information contained or incorporated by reference therein or excluded therefrom.

The foregoing opinions and the statements in the paragraph immediately above are being furnished only to you solely for your benefit in connection with the closing under the Purchase Agreement occurring today and, except with our prior written consent, are not to be used, circulated, quoted, published or otherwise referred to or disseminated for any other purpose or relied upon by any other person or entity.

The foregoing opinions will be subject to customary exceptions, qualifications and assumptions.

In rendering such opinions, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the
Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of
Business Law (1991).EXHIBIT B-2

FORM OF OPINION OF COMPANY’S INTERNAL IP COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

(i) The agreements listed on Exhibit A hereto (the “Intellectual Property Agreements”) are in full force and effect, and no party thereto is in breach or default thereunder.

(ii) To our knowledge, the operation of the business of the Company as currently conducted does not infringe the intellectual property rights of any third party. No actions or claims are pending or, to the best of my knowledge, threatened against the Company alleging any of the foregoing.

(iii) The Patents listed on Exhibit B hereto are duly registered in the name of the Company, are being duly maintained and have not been adjudged invalid or enforceable in whole or part, and are exclusively owned by the Company free and clear of all liens, claims or encumbrances.

(iv) At least [?] United States patent applications have been filed in the name of the Company in the U.S. Patent and Trademark Office; such pending patent applications have been properly prepared as to form and each of such patent applications is being prosecuted by or on behalf of the Company.

(v) The Trademarks listed on Exhibit C hereto are duly registered in the name of the Company, are being duly maintained and are in full force and effect, and are exclusively owned by the Company free and clear of all liens, claims or encumbrances.

(vi) No intellectual property owned or held for use by the Company is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such intellectual property or that would impair the validity or enforceability of such intellectual property.

(vii) The information contained in the [Intellectual Property sections – Caption titles to come] of the Offering Memorandum is accurate in all material respects, fairly represents the matters disclosed therein, and does not omit to state any fact necessary to make the information disclosed therein complete and accurate.

EXHIBIT C

FORM OF LOCK-UP LETTER

from directors and executive officers pursuant to Section 5(h)

September [• ], 2005

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
4 World Financial Center New York, New York 10080 Re:	Proposed Offering by Cyberonics, Inc. of

3% Senior Subordinated Convertible Notes due 2012

Dear Sirs:

The undersigned a stockholder of Cyberonics, Inc., a Delaware corporation (the “Company”) understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) as Initial Purchaser named in the Purchase Agreement (as defined below) proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company, providing for the offering (the “Offering”), pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), of 3% Senior Subordinated Convertible Notes due 2012 of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In recognition of the benefit that the Offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Initial Purchaser, the undersigned will not, during the period commencing the date hereof and ending 90 days from the date of the Offering Memorandum relating to the Offering (the “Offering Memorandum”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition or (2) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The undersigned agrees that, without the prior written consent of the Initial Purchaser, it will not, during the period commencing the date hereof and ending 90 days from the date of the Offering Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for or repayable with Common Stock.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 90-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch to the Company (in accordance with Section 12 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Trustee against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

Please see attached.